Exhibit 4.5
                                                           -----------

THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,AS AMENDED, OR ANY STATE SECURITIES LAWS AND CANNOT BE OFFERED, SOLD, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SUCH LAWS AS PROVIDED IN THIS WARRANT

No. of Shares:    500,000                               Warrant No. A-2
Original Issue Date:     November 13, 1998

                                    WARRANT
                      To Purchase Shares of Common Stock of
                                  LabOne, Inc.

     This certifies that, for value received, USA Managed Care Organization, ("USA MCO") is entitled to purchase from LABONE, INC., a Delaware corporation (the "Company"), from time to time prior to the Expiration Date in accordance with the terms and conditions hereof, up to 500,000 shares of Common Stock of the Company at a Purchase Price per share set forth below. The number of shares of Common Stock purchasable hereunder and the Purchase Price therefor are subject to adjustment as hereinafter set forth in Section 6.

  1.  CERTAIN DEFINITION.
      ------------------
     For all purposes of this Warrant the following terms shall have the meanings indicated:

     (a) "Common Stock" shall mean the Company's presently authorized shares of Common stock, par value $0.01 per share, and any other securities into which or for which the Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sales of assets or otherwise.

     (b) "Company" shall mean LABONE, INC., a Delaware corporation, and any company which shall succeed to, or assume, the obligations of said corporation hereunder.

     (c) "Expiration Date" shall mean 12:01 o'clock a.m. Central Daylight Time on December 31, 2003, which is twenty (20) calendar quarters plus forty-five (45) days after the date hereof.

     (d) "Lab Revenues" shall mean all revenues received by the Company during the applicable calendar quarter, pursuant to the Marketing Agreement between USA MCO and the Company dated October 19, 1998,and Third Party Administrator Agreement between Fountainhead Administrators, Inc., Atlas Administrators, Inc., and the Company dated October 19, 1998, ("Agreements"). Revenues paid to the Company from the Agreements may only be counted once in determining the exercise of Warrants in Section 2 hereof.

     (e) "Purchase Price" or "Purchase Price per share" shall mean the purchase price per Warrant Share (as defined below), which shall equal $15.44, being the closing sale price or, if no sales were reported, then average of the closing bid and asked prices of the Common Stock, as reported by the NASDAQ Stock market, on the last business day prior to the date of the



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Warrant, as such purchase price may thereafter be adjusted from time to time pursuant to the provisions of Section 6 hereof (rounded to the nearest whole cent).

     (f) "Warrantholder" or "Registered Holder" shall mean USA MCO, or its registered transferee.

     (g) "Warrant" shall mean this Warrant and all Warrants issued in exchange therefor or replacement thereof.

     (h) "Warrant Shares" shall mean the share of Common Stock purchasable by the Registered Holder upon the exercise of the Warrant pursuant to Section 2 hereof, as adjusted from time to time pursuant to Section 6 hereof.

     All terms used in this Warrant which are not defined in Section 1 have the meanings respectively set forth therefor elsewhere in this Warrant.


  2.  Exercise of Warrant.
      --------------------
     (a) Subject to the terms and conditions hereof, this Warrant may be exercised only within sixty (60) days after the end of each applicable calendar quarter and prior to the Expiration Date as follows:

           (i) for each calendar quarter in which the Lab Revenues reach $500,000 and are less than $1,000,000, this Warrant may be exercised in respect of 5,000 shares of Common Stock subject to this Warrant;

           (ii) for each calendar quarter in which the Lab Revenues reach $1,000,000 and are less than $1,500,000, this Warrant may be exercised in respect of 10,000 shares of Common Stock subject to this Warrant;

           (iii) for each calendar quarter in which the Lab Revenues reach $1,500,000 and are less than $2,000,000, this Warrant may be exercised in respect of 15,000 shares of Common Stock subject to this Warrant;

            (iv) for each calendar quarter in which the Lab Revenues reach $2,000,000 and are less than $2,500,000, this Warrant may be exercised in respect of 20,000 shares of Common Stock subject to this Warrant;

            (v) for each calendar quarter in which the Lab Revenues reach $2,500,000 or greater, this Warrant may be exercised in respect of 25,000 shares of Common Stock subject to this Warrant;

The foregoing rights to exercise shall be limited to one of the categories set forth in 2(a)(i)-(v), above, as applicable each calendar quarter. Anything in this Warrant to the contrary notwithstanding, this Warrant may not be exercised at any time after a breach of any of the Agreements referred




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to in Section 1 d), unless and until such breach is cured under the applicable provisions, if any, of such Agreements. Any specific references or terms about this Warrant contained in any such Agreement shall and is incorporated into the terms hereof.

     (b) In order to exercise this Warrant in whole or in part, the Registered Holder shall complete the "Notice of Intention to Exercise Warrant" attached hereto (the "Notice Form"), and deliver this Warrant, the completed Notice Form and either cash, a cashier's check payable to the order of the Company or a wire transfer of funds in an amount equal to the then aggregate Purchase Price of the Warrant Shares being purchased, to the Corporate Secretary of the Company at the Company's office located at 10310 West 84th Terrace, Lenexa, Kansas 66214 (or such other office or agency of the Company as the Company may designate by written notice in writing to the Registered Holder). In no event may the Warrantholder exercise the Warrant with respect to more than 500,000 shares of Common Stock in the aggregate, subject as provided in this Warrant.

  3.  Delivery of Stock Certificate, Etc. Upon Exercise.
      -------------------------------------------------
As soon as practicable after exercise of this Warrant, the Company shall cause to be issued and delivered to the Registered Holder (a) a certificate or certificates representing the aggregate number of shares of Common Stock specified in said Notice Form, all of which shares shall be duly authorized and validly issued, fully paid and nonassessable, (b) cash in lieu of any fractional share based upon the fair market value of a share of Common Stock, as determined by the Company and (c) any other securities or property (including cash) to which such Registered Holder is entitled upon such exercise pursuant to the terms of this Warrant. Each stock certificate representing shares of Common Stock so issued and delivered shall be registered in the name of the Registered Holder or, subject to the provision of Section 4 and 5 hereof, such other name as shall be designated by the Registered Holder. Such certificate or certificates shall be deemed to have been issued and the Warrantholder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares of Common Stock only as of the date the certificate representing such shares is issued by the Company.

  4.  Ownership and Transfer of Warrant and Warrant Shares.
      ----------------------------------------------------
     (a) Registered Holder. The Company may deem and treat the Registered Holder of this Warrant as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes, notwithstanding any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Section 4.

     (b) No Transfer. This Warrant may not be sold, transferred, or assigned by the Registered Holder in whole or in part at any time.







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  5.  Compliance with Securities Laws.
      -------------------------------
     (a) Accredited Investor. By acceptance of this Warrant, the Registered Holder represents and warrants that it is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Registered Holder being a corporation with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Warrant or the Warrant Shares.

     (b) Investment Intent. By Acceptance of this Warrant, the Registered Holder represents and warrants that it is acquiring this Warrant and any Warrant Shares for its own account and for the purpose of investment and not with a view to the sale or distribution thereof. The Registered Holder understands that this Warrant and the Warrant Shares that may be issued upon exercise of this Warrant will not have been registered under the Securities Act or any state securities law
(the Company being under no obligation to effect such registration) and that this Warrant and the Warrant Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from registration as provided herein.

     (c) Limitation on Transfer. By acceptance of this Warrant, the Registered Holder represents, covenants, and agrees that it will not sell or otherwise dispose of this Warrant or of the Warrant Shares in the absence of (i) registration under the Securities Act and applicable state securities laws or (ii) an opinion acceptable in form and substance to the Company from counsel reasonably satisfactory to the Company, or an opinion of counsel to the Company, to the effect that no registration is required for such disposition.

     (d) Restrictive Legend. Each Warrant shall bear on the face thereof a legend substantially in the form of the notice set forth on the first page of this Warrant. Upon exercise of any part of the Warrant and the issuance of any Warrant Shares, the Company shall instruct its transfer agent to enter stop transfer orders with respect to such Warrant Shares, and the certificates representing such Warrant Shares shall have stamped or imprinted thereon or affixed thereto a legend to the following effect:

                The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities laws and may not be sold, transferred or otherwise disposed of in the absence of registration under such laws or an opinion in form and substance acceptable to the Company from counsel reasonably satisfactory to the Company to the effect that no such registration is required.

     (e) State Securities Laws. This Warrant has been offered to and accepted by the Registered Holder at its principal executive office in the State of Texas and has not been offered to the Registered Holder in any other State.




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  6.  Adjustments to the Purchase Price and Number of Warrant Shares.
      --------------------------------------------------------------
     (a) Subdivision of Stock, etc. In the event of a stock dividend or other distribution payable in Common Stock, or any stock split or subdivision of Common Stock into a greater number of shares, the number of Warrant Shares subject to the Warrant immediately prior to such event shall be proportionately increased and the Purchase Price in effect immediately prior to such event shall be proportionately reduced, and in the event that the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the number of Warrant Shares subject to the Warrant immediately prior to such combination shall be proportionately reduced and the Purchase Price in effect immediately prior to such combination shall be proportionately increased.

     (b) Reorganization, Consolidation, Merger, etc. In the event that the Company shall (a) effect a reorganization or recapitalization pursuant to which all of the outstanding shares of Common Stock are converted into or exchanged for other securities or property (including cash), (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person in such a way that holders of Common Stock shall be entitled to receive securities or property (including cash) with respect to or in exchange for Common
Stock; then in each such case, the Warrant holder, upon the exercise hereof as provided in Section 2 at any time after the consummation of such reorganization or recapitalization, consolidation, merger or sales of assets, as the case may be, shall be entitled to receive (and the Company shall be required to deliver) in lieu of the Warrant Shares issuable upon such exercise prior to such and other securities and property (including cash) to which such holder would have been entitled upon such consummation, if such Warrantholder had so exercised this Warrant immediately prior thereto. The above provision shall apply to successive reorganizations, recapitalizations, consolidations, mergers or transfers described therein.

  7.  Notice of Record Date, etc.     In the event of
      --------------------------
     (a) any taking by the Company of a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend (excluding any cash dividend payable out of earnings or earned surplus of the Company), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

     (b) any transfer of all or substantially all of the assets of the Company to or consolidation or merger of the Company with or into any other person, or

     (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each event the Company shall cause to be mailed to the Warrantholder a notice containing a brief description of the proposed action and stating the date on which either a record is to be taken for the purpose of such dividend, distribution or rights, or the date upon



                                    -61-



which such transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place and the time, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall also state that the action in question or the record is subject to the effectiveness of a registration statement under the Securities Act or a favorable vote of stockholders, if either is required. Such notice shall be mailed to the Warrant holder at least ten (10) days prior to the date specified in such notice on which any such action is to be taken or the record date, whichever is earlier.

  8.  Reservation of Warrant Shares.
      -----------------------------
During the term of this Warrant, the Company shall at all times reserve and keep available from its authorized but unissued and treasury shares such number of shares of its Common Stack as shall be issuable upon exercise of the Warrant.

  9.  Notices.
      -------
Any notice or other document required or permitted to be given or delivered to the Registered Holder shall be delivered at, or sent certified or registered mail to the Registered Holder at the last address shown on the books of the Company maintained for the registry and transfer of the Warrants.

  10. No Rights as Stockholder.
      ------------------------
This Warrant shall not entitle the Registered Holder to any voting or other rights as a stockholder of the Company.

  11. Replacement of Warrant.
      ----------------------
Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of such loss, theft or destruction, upon delivery of an indemnity bond reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

  12. Law Governing.
      -------------
This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (excluding the choice of law provisions thereof).









                                    -62-



  13. Miscellaneous.
      -------------
This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not effect the meaning or construction of any of the provisions hereof.

    IN WITNESS WHEREOF, this Warrant is executed effective as of the day and year first above written.

LABONE, INC.


By:


/s/ W. Thomas Grant II
-----------------------
W. Thomas Grant II
Its Chairman of the Board, President,
and Chief Executive Officer

































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NOTICE OF INTENTION TO EXERCISE WARRANT
                                        ------------

     The undersigned hereby notifies LabOne, Inc. that he has elected to exercise its right under the within Warrant to purchase
shares of Common Stock, and has effected a wire transfer to LabOne, Inc. or enclosed herewith cash or a cashier's check payable to LabOne, Inc. in
the total amount of $             in payment of the Purchase Price for
shares. The certificate(s) representing the shares of Common Stock being purchased should be delivered in the denominations and to the persons described below:

                                                                No. of
Name                         Address                            Shares
----                        ---------                           ------









Date:                           By:
      --------------------           ----------------------------------
                                                 (Signature)

                                     ----------------------------------
                                                 (Print Name)

                                     ----------------------------------
                                                    (Title)




















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